Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2013 relating to the financial statements, which appears in JinkoSolar Holding Co., Ltd. 's Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

July 31, 2013